Exhibit 99.1

Contact:	Mark A. Kopser Executive Vice President and Chief Financial Officer (972) 713-3500
UNITED SURGICAL PARTNERS INTERNATIONAL
ANNOUNCES FIRST QUARTER 2009 RESULTS
Highlights:
•	Added four facilities
•	System-wide revenue growth of 8%
•	U.S. same-facility revenue growth of 9%
Dallas, Texas (May 7, 2009) — United Surgical Partners International, Inc. (“USPI” or the “Company”) today announced results for the quarter ended March 31, 2009.
First Quarter Financial Results
     For the quarter ended March 31, 2009, consolidated net revenues were $157.1 million, compared with $165.4 million in the prior year period. Operating income for the first quarter was $56.4 million as compared with $50.9 million for the prior year period. Operating income margin increased 510 basis points from 30.8% in the prior year period to 35.9% in the first quarter of 2009. For the quarter, EBITDA less noncontrolling interests increased 10% to $49.1 million from $44.8 million in the prior year period.
     The financial results in the quarter were driven by strong same-facility revenue growth and an increase in margins. The improvement in margins was a result of an increase in volume at recently developed or expanded facilities along with improved expense management. On a year over year basis, the strengthening of the U.S. dollar reduced net revenue and operating income by $8.9 million and $2.0 million, respectively. In addition, the prior year period financial results included a $3.0 million benefit related to the finalization of a new contract with a major payor. Finally, the Company recorded a loss of $10.8 million due to the combined impact of selling its interests in two facilities and deconsolidating two other facilities.
     Cash flows from operating activities for the first quarter totaled $52.3 million, compared with $34.1 million for the prior year period. During the first quarter, the Company and its consolidated subsidiaries invested approximately $3.0 million in maintenance capital expenditures and an additional $2.4 million to develop new facilities and expand existing facilities.

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United Surgical Partners Announces First Quarter 2009 Results

May 7, 2009
System-Wide Financial Results
     Due to the significance of unconsolidated facilities to the Company’s business (106 of the Company’s 168 facilities are unconsolidated at March 31, 2009), the Company primarily analyzes its financial results by treating all facilities as though they were consolidated by the Company, a grouping the Company refers to as system-wide financial results. The Company believes this view of the business best reflects its underlying fundamentals (see Statement of Income — Reconciliation of Non-GAAP Financial Measures). The strong growth within the unconsolidated facilities reflects the success of the Company’s three-way joint venture model and the disproportionate investment that the Company has made in that model in recent years.
     For the quarter ended March 31, 2009, system-wide net revenues increased 8% to $418.5 million from $387.6 million in the prior year period. This increase was primarily a result of a 9% increase in U.S. same-facility net revenue. System-wide operating income increased 17% to $111.6 million for the quarter from $95.3 million, and operating income margins were up 210 basis points, as compared with the prior year period.
     The strengthening of the U.S. dollar reduced reported revenues and operating income of the Company’s U.K. subsidiary by $8.9 million and by $2.0 million, respectively. In addition, the prior year period system-wide financial results included a $9.0 million benefit related to the finalization of a new contract with a major payor.
Development Activity
     During the first quarter of 2009, the Company acquired four facilities and completed the sale of two facilities. The Company expects to add 12-15 facilities in 2009 through a blend of de novo facilities and acquisitions. Currently four facilities are under construction. In addition to the two divestitures, the Company deconsolidated the financial results of two facilities.
     Commenting on the results, William H. Wilcox, USPI’s chief executive officer, said, “We are pleased that our volumes remained relatively stable in this difficult economic environment. However, we remain focused on appropriately managing our costs in response to potential volume changes.”
Impact of Adoption of SFAS No. 160
     Effective January 1, 2009, the Company adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of Accounting Research Bulletin No. 51,” which requires changes to the financial statement presentation. Net income attributable to noncontrolling interests, previously referred to as minority interests in the income of consolidated subsidiaries, is now reported after net earnings. This change results in pre-tax income being subtotaled before net income attributable to noncontrolling interests has been subtracted. This presentation implies an effective tax rate of approximately 23%. However, the effective tax rate based on pre-tax income attributable to USPI’s stockholder (which, like the historic definition of pretax income, is after the deduction of noncontrolling interests) is 54% for the three months ended March 31, 2009.

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United Surgical Partners Announces First Quarter 2009 Results

May 7, 2009
     In addition, a portion of the noncontrolling interests in the Company’s subsidiaries is now included as a component of total equity on the Company’s consolidated balance sheet. Cash flows related to noncontrolling interests are also classified differently under SFAS No. 160. Cash flows from operating activities no longer include distributions of earnings to noncontrolling interests; under SFAS No. 160 those amounts are classified within financing activities, as are certain amounts previously classified within investing activities. The impact of all of these presentation changes has been reflected in all periods presented.
     The live broadcast of USPI’s first quarter conference call will begin at 10:00 a.m. Eastern Time on May 8, 2009. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.unitedsurgical.com or at www.earnings.com. Additional financial information pertaining to United Surgical Partners International may be found by visiting the Investor Relations section of the Company’s website.
     USPI, headquartered in Dallas, Texas, currently has ownership interests in or operates 168 surgical facilities. Of the Company’s 164 domestic facilities, 103 are jointly owned with not-for-profit healthcare systems. The Company also operates four facilities in London, England.
     The above includes forward-looking statements based on current management expectations. Numerous factors exist that may cause results to differ from these expectations. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) reduction in reimbursement from payors; (ii) the Company’s ability to attract physicians and retain qualified management and personnel; (iii) the Company’s significant leverage; (iv) geographic concentrations of certain of the Company’s operations; (v) risks associated with the Company’s acquisition and development strategies; (vi) the regulated nature of the healthcare industry; (vii) the highly competitive nature of the healthcare business; and (viii) those risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission. Therefore, the Company’s actual results may differ materially. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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United Surgical Partners Announces First Quarter 2009 Results

May 7, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except number of facilities)

	Three Months Ended March 31,
	2009	2008
Revenues	$157,139	$165,400
Equity in earnings of unconsolidated affiliates	13,559	11,048
Operating expenses:
Salaries, benefits and other employee costs	42,875	47,214
Medical services and supplies	25,753	29,088
Other operating expenses	24,297	27,653
General and administrative expenses	10,344	10,428
Provision for doubtful accounts	2,052	1,849
Depreciation and amortization	8,956	9,334

Total operating expenses	114,277	125,566

Operating income	56,421	50,882
Interest expense, net	(17,752)	(21,307)
Other, net	(10,064)	1,071

Income from continuing operations before income taxes	28,605	30,646
Income tax expense	(6,623)	(7,574)

Income from continuing operations	21,982	23,072
Discontinued operations, net of tax	—	55

Net income	21,982	23,127
Less: Net income attributable to the noncontrolling interests	(16,295)	(15,406)

Net income attributable to USPI’s common stockholder	$5,687	$7,721

Supplemental Data:
Facilities operated at period end	168	159

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United Surgical Partners Announces First Quarter 2009 Results

May 7, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	Dec. 31,
	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$113,735	$49,435
Accounts receivable, net of allowance for doubtful accounts of $9,754 and $11,544, respectively	53,184	57,213
Other receivables	15,677	17,070
Inventories	8,133	9,079
Other	14,342	11,735

Total current assets	205,071	144,532

Property and equipment, net	187,894	201,824
Investments in unconsolidated affiliates	311,451	307,771
Goodwill and intangible assets, net	1,574,828	1,589,139
Other	24,586	24,897

Total assets	$2,303,830	$2,268,163

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$18,903	$22,194
Accrued expenses and other	198,262	136,688
Current portion of long-term debt	21,823	24,488

Total current liabilities	238,988	183,370

Long-term debt	1,052,709	1,073,459
Other liabilities	158,355	153,156

Total liabilities	1,450,052	1,409,985

Noncontrolling interests — redeemable	54,251	52,214

USPI stockholder’s equity	763,148	764,137
Noncontrolling interests — nonredeemable	36,379	41,827

Total equity	799,527	805,964

Total liabilities and equity	$2,303,830	$2,268,163

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United Surgical Partners Announces First Quarter 2009 Results

May 7, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Statements of Income — Reconciliation of Non-GAAP Financial Measures
(in thousands)
System-Wide Operating Results
USPI conducts the majority of its business through facilities that the Company accounts for under the equity method. Of the Company’s 168 facilities at March 31, 2009, the Company accounted for 106 under the equity method.
Because the Company’s net earnings from a facility are the same whether the Company consolidates it or not, the primary way the Company analyzes its business ignores the distinction between consolidated versus equity method facilities. Viewing USPI’s business in this manner makes it easier to analyze the overall growth rate of its business and the operating margins of all the facilities driving the Company’s net earnings. The following tables depict USPI’s business as though it consolidated all of its facilities, which is a non-GAAP measure, and reconciles these system-wide results to the Company’s consolidated statements of income prepared under GAAP:

	Three Months Ended March 31, 2009
	USPI				USPI as
	System-	Unconsolidated	Consolidation		Reported
	Wide(1)	Affiliates(2)	Adjustments		Under GAAP
Revenues	$418,491	$(272,511)	$11,159	(3)	$157,139

Equity in earnings of unconsolidated affiliates	—	—	13,559	(4)	13,559

Operating expenses:
Salaries, benefits and other employee costs	108,014	(65,139)	—		42,875
Medical services and supplies	87,018	(61,265)	—		25,753
Other operating expenses	72,527	(59,389)	11,159	(3)	24,297
General and administrative expenses	10,344	—	—		10,344
Provision for doubtful accounts	7,445	(5,393)	—		2,052
Depreciation and amortization	21,533	(12,577)	—		8,956

Total operating expenses	306,881	(203,763)	11,159		114,277

Operating income	111,610	(68,748)	13,559		56,421

Interest income	650	(184)	—		466
Interest expense	(24,434)	6,216	—		(18,218)
Other, net	(9,710)	(354)	—		(10,064)

Total other expense, net	(33,494)	5,678	—		(27,816)
Income before income taxes	78,116	(63,070)	13,559		28,605
Income tax expense	(8,317)	1,694	—		(6,623)

Net income	69,799	(61,376)	13,559		21,982
Less: Net income attributable to noncontrolling interests	(64,112)	—	47,817	(5)	(16,295)

Net income attributable to USPI’s common stockholder(6)	$5,687	$(61,376)	$61,376		$5,687

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United Surgical Partners Announces First Quarter 2009 Results

May 7, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Statements of Income — Reconciliation of Non-GAAP Financial Measures (Continued)
(in thousands)

	Three Months Ended March 31, 2008
	USPI				USPI as
	System-	Unconsolidated	Consolidation		Reported
	Wide(1)	Affiliates(2)	Adjustments		Under GAAP
Revenues	$387,598	$(231,832)	$9,634	(3)	$165,400

Equity in earnings of unconsolidated affiliates	13	(13)	11,048	(4)	11,048

Operating expenses:
Salaries, benefits and other employee costs	105,271	(58,057)	—		47,214
Medical services and supplies	75,680	(46,592)	—		29,088
Other operating expenses	70,361	(52,342)	9,634	(3)	27,653
General and administrative expenses	10,428	—	—		10,428
Provision for doubtful accounts	9,219	(7,370)	—		1,849
Depreciation and amortization	21,354	(12,020)	—		9,334

Total operating expenses	292,313	(176,381)	9,634		125,566

Operating income	95,298	(55,464)	11,048		50,882

Interest income	1,551	(513)	—		1,038
Interest expense	(29,110)	6,765	—		(22,345)
Other, net	2,149	(1,078)	—		1,071

Total other expense, net	(25,410)	5,174	—		(20,236)

Income from continuing operations before income taxes	69,888	(50,290)	11,048		30,646
Income tax expense	(8,707)	1,133	—		(7,574)

Income from continuing operations	61,181	(49,157)	11,048		23,072
Discontinued operations, net of tax	55	—	—		55

Net income	61,236	(49,157)	11,048		23,127

Less: Net income attributable to noncontrolling interests	(53,515)	—	38,109	(5)	(15,406)

Net income attributable to USPI’s common stockholder(6)	$7,721	$(49,157)	$49,157		$7,721

(1)	Our system-wide statements of income treat all of our facilities as though they were consolidated subsidiaries. Our consolidated system-wide statement of income is not a measure defined under GAAP because it includes the revenues and expenses of entities we do not control and thus do not consolidate for financial reporting purposes under GAAP. We believe that system-wide revenues, expenses, and operating margins are important to understanding our business, since these measures include the health of the unconsolidated operating entities that comprise over 60% of our facilities. For example, these facilities’ growth in revenues directly affects our earnings in the form of management fees we earn for operating the facilities, as well as indicating the degree to which we are growing revenues and leveraging costs at these facilities, which are the key drivers of our net income. Our definition of system-wide statement of income may differ materially from similarly titled measures of other companies. Our system-wide net income attributable to USPI’s common stockholder is the same as our net income attributable to USPI’s common stockholder reported under GAAP.

(2)	Subtracts the aggregated revenues and expenses of our unconsolidated affiliates and one facility in which we had no ownership but operate under a management contract.

(3)	Our system-wide statements of income include consolidation entries that eliminate management fee revenues (on USPI’s financial records) and expenses (on the facilities’ financial records). Under GAAP, these consolidation entries need to be removed with respect to amounts charged to unconsolidated affiliates, as under GAAP these are not intercompany transactions with consolidated subsidiaries.

(4)	Records our share of the net income of our unconsolidated affiliates.

(5)	Our system-wide statement of income includes noncontrolling interest expense for the portion of investees’ earnings not owned by us. Under GAAP, there is no noncontrolling interest expense recorded with respect to unconsolidated affiliates.

(6)	As the net impact of items (2) through (5) is zero, system-wide net income attributable to USPI’s common stockholder equals the net income attributable to USPI’s common stockholder that we report under GAAP.

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United Surgical Partners Announces First Quarter 2009 Results

May 7, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Key Operating Statistics

	Three Months Ended March 31,
	2009	2008	% Change
System-wide statistics:
Revenue (in thousands)	$418,491	$387,598	8.0%
Operating income (in thousands)	111,610	95,298	17.1%

System-wide same-facility statistics(1):
United States(2)
Facility cases	177,457	172,473	2.9%

Net revenue/case	$2,116	$2,001	5.7%

Net revenue (in thousands)	$375,455	$345,178	8.8%

Facility operating income margin(3)	27.2%	24.0%	320 bps

United Kingdom:
Adjusted admissions	5,860	5,897	(0.6%)
Net revenue/adjusted admission	$4,145	$5,507	(24.7%)
Net revenue/adjusted admission (at constant currency translation rates)(4)	$4,145	$3,994	3.8%
Net revenue (in thousands)	$24,292	$32,475	(25.2%)
Facility operating income margin(3)	27.6%	27.0%	60 bps

Other
Total consolidated facilities	61	60

EBITDA less noncontrolling interests(5) (in thousands):
GAAP operating income	$56,421	$50,882	10.9%
Depreciation and amortization	8,956	9,334

EBITDA	65,377	60,216
Net income attributable to noncontrolling interests	(16,295)	(15,406)

EBITDA less noncontrolling interests	$49,082	$44,810	9.5%

(1)	Excludes facilities in their first year of operations. Except where noted, includes facilities accounted for under the equity method as well as consolidated facilities.

(2)	Statistics are included in both periods for current year acquisitions.

(3)	Calculated as operating income divided by net revenue.

(4)	Calculated using first quarter 2009 exchange rates. The Company believes net revenue per adjusted admission is an important measure of the United Kingdom operations and that using a constant currency translation rate more accurately reflects the trend of the business.

(5)	EBITDA and EBITDA less noncontrolling interests are not measures defined under GAAP. The Company believes EBITDA and EBITDA less noncontrolling interests are important measures for purposes of allocating resources and assessing performance. EBITDA, which is computed by adding operating income plus depreciation and amortization, is commonly used as an analytical indicator within the healthcare industry and also serves as a measure of leverage capacity and debt service ability. EBITDA less noncontrolling interests, which is computed by subtracting net income attributable to noncontrolling interests from EBITDA, adjusts both years’ EBITDA to reflect that the Company does not own 100% of each facility. EBITDA and EBITDA less noncontrolling interests should not be considered as measures of financial performance under generally accepted accounting principles, and the items excluded from EBITDA and EBITDA less noncontrolling interests are significant components in understanding and assessing financial performance. Because EBITDA and EBITDA less noncontrolling interests are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculation methods, EBITDA and EBITDA less noncontrolling interests as presented by United Surgical Partners International may not be comparable to similarly titled measures of other companies.

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